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                                   EXHIBIT 24
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                                POWER OF ATTORNEY

                                  ROBERDS, INC.
                                  Common Stock



         KNOW ALL MEN BY THESE PRESENTS: That each person whose signature appears below has made, constituted and appointed, and by this instrument does make, constitute and appoint Robert M. Wilson, Michael A. Bruns, Glenn E. Morrical, and Christian D. Saine, and each of them, his true and lawful attorney, with full power of substitution and resubstitution, to affix for him and in his name, place and stead, as attorney-in-fact, his signature as director or officer, or both, of Roberds, Inc., an Ohio corporation (the "Company"), to Registration Statements on Form S-8 or any other form that may be used from time to time, with respect to the issuance and sale of its Common Shares and other securities pursuant to the Roberds, Inc. 1993 Outside Director Stock Option Plan, the Amended and Restated Roberds, Inc. Deferred Compensation Plan for Outside Directors, the Roberds, Inc. Amended 1993 Stock Incentive Plan, the Roberds, Inc. Amended Employee Stock Purchase Plan and the Roberds, Inc. Profit Sharing and Employee Retirement Savings Plan and to any and all amendments, post-effective amendments and exhibits to such Registration Statements, and to any and all applications and other documents pertaining thereto, giving and granting to each such attorney-in-fact full power and authority to do and perform every act and thing whatsoever necessary to be done in the premises, as fully as they might or could do if personally present, and hereby ratifying and confirming all that each of such attorney-in-fact or any such substitute shall lawfully do or cause to be done by virtue hereof.

         IN WITNESS WHEREOF, this Power of Attorney has been signed this 23rd day of September, 1999.


  /s/ Melvin H. Baskin                                 /s/ Jerry L. Kirby
-------------------------                            ---------------------------
Melvin H. Baskin                                     Jerry L. Kirby


  /s/ Robert M. Wilson                                 /s/ Gilbert P. Williamson
-------------------------                            ---------------------------
Robert M. Wilson                                     Gilbert P. Williamson


  /s/ Michael A. Bruns                                 /s/ James F. Robeson
-------------------------                            ---------------------------
Michael A. Bruns                                     James F. Robeson


  /s/ Howard W. Smith                                  /s/ Donald C. Wright
-------------------------                            ---------------------------
Howard W. Smith                                      Donald C. Wright


  /s/ Gearry Davenport
-------------------------
Gearry Davenport

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